Exhibit 10.01

FAQs for the Meru Motorola IP Cross Licensing Agreement as of Tuesday, July 5, 2011

1.	What is the nature of the intellectual property cross-license agreement (the “License Agreement”) between Meru Networks, Inc. and Motorola Solutions?

a.	Meru Networks, Inc. (the “Company”) recently announced the License Agreement with Motorola Solutions, Inc. and its affiliates (including Symbol Technologies, Inc., Wireless Valley Communications, Inc., and AirDefense, Inc.) (collectively, “Motorola”).

2.	What areas of technology does the License Agreement cover?

a.	The License Agreement is intended to cover Motorola’s extensive patent portfolio in the area of Wireless LAN and five of the Company’s patents.

3.	Which patents are covered under the License Agreement?

a.	All Motorola patents related to WLAN that are owned, controlled or sub-licensable as of the effective date of the License Agreement.

b.	Five of the Company’s patents owned, controlled or sub-licensable as of the effective date of the License Agreement.

4.	Why did the parties enter into the License Agreement?

a.	The Company and Motorola are in the business of providing WLAN based mobility solutions to their respective customers. Both companies believe that the License Agreement is in the best interests of these customers because the License Agreement allows the deployment of wireless and mobility solutions without the threat of intellectual property litigation from the other parties to the License Agreement pursuant to the specific terms and conditions set forth in the License Agreement.

b.	Motorola successfully asserted this patent portfolio in litigation against another public WLAN company and after extensive, lengthy and expensive litigation the other WLAN company paid Motorola approximately $20 million for essentially the same licenses that the Company has acquired for $7.25 million without the additional cost of litigation.

c.	The Company was able to avoid litigation as well as the related expense by entering the License Agreement.

5.	Did either company transfer ownership of any of its patents to the other company?

a.	No. There was absolutely no transfer of ownership of any intellectual property.

6.	How does this affect interoperability between the Company’s WLAN solution and Motorola’s mobile devices?

a.	The License Agreement will remove barriers related to interoperability. Over time, we believe this will enable a better solution implementation for our mutual customers.

b.	There are no plans to co-develop or co-market the Company’s and Motorola’s products at this time.

7.	Will Motorola be a new distribution channel for the Company’s products?

a.	There are no plans at the current time for either company to distribute the other company’s products.

8.	Are there any ongoing royalties or additional payment required related to this cross-license?

a.	No. Neither party has an obligation to pay the other royalties or any additional payments.

FAQs for the Meru Motorola IP Cross Licensing Agreement as of Tuesday, July 5, 2011

9.	Does this change the Company’s positioning with regard to the Virtual Cell, Single Channel Architecture and products?

a.	Not at all.

b.	This agreement does not require either company to transfer any proprietary technology to the other.

c.	The Company will continue to offer its differentiated Virtual Cell, Single Channel based solution.

10.	Does this address any of the potential litigation matters as disclosed in the Company’s prior public filings?

a.	Yes. The Company previously disclosed that it has received letters from one of our competitors that has a large patent portfolio and substantial resources alleging that the Company’s products infringe upon certain of this competitor’s patents. The License Agreement addresses and resolves the previously disclosed potential liability.

11.	How will the terms of the License Agreement be reflected in the financial statements?

a.	The Company intends to account for this payment as a one-time expense for the fiscal second quarter ending June 30, 2011.

To the extent the foregoing is a summary of the License Agreement, it does not purport to be complete. The foregoing is qualified in its entirety by reference to the License Agreement, a copy of which is filed as Exhibit 10.01 to the Report on Form 8-K filed on June 16, 2011, and is incorporated herein by reference.